188893
                 UNITED STATES BANKRUPTCY COURT

                  FOR THE DISTRICT OF DELAWARE


IN RE:                          )
                                )
HOMELAND  STORES,  INC.,        )   Case  No.   96-747(PJW)
                                )  Chapter 11
               Debtor.          )



IN RE:                          )
                                )
HOMELAND  HOLDING CORPORATION,  )  Case  No.  96-748(PJW)
                                )  Chapter 11
                   Debtor.      )  Jointly Administered


         FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
     HOMELAND STORES, INC. AND HOMELAND HOLDING CORPORATION



             Homeland   Stores,   Inc.,   a   Delaware
corporation   ("Company"),   and   Homeland    Holding
Corporation,  a  Delaware corporation ("Holding"  and,
together  with  the  Company, the "Debtors"),   hereby
propose    this   First   Amended   Joint   Plan    of
Reorganization of Homeland Stores, Inc.  and  Homeland
Holding   Corporation   ("Plan")  to  resolve   claims
against,  and  interests in, the Company and  Holding.
The  Debtors are the proponents of the Plan within the
meaning   of   Section  1129  of  the  United   States
Bankruptcy Code, as amended ("Bankruptcy Code").

           The First Amended Disclosure Statement  for
Plan  of  Reorganization of Homeland Stores, Inc.  and
Homeland Holding Corporation ("Disclosure Statement") provides certain information with respect to the Debtors and the Plan.

           Nothing in the Plan should be construed as constituting a solicitation of acceptances of the Plan unless and until the Disclosure Statement has been approved and distributed to all holders of claims and interests to the extent required by Section 1125 of the Bankruptcy Code.

           All holders are encouraged to read the Disclosure Statement and the Plan in their entirety before voting to accept or to reject the Plan.


                           ARTICLE I

           DEFINED TERMS AND RULES OF INTERPRETATION

      A. Defined Terms. The following terms used in the Plan shall have the respective meanings specified.

            1.     Administrative  Claim.   The   term
"Administrative    Claim"   means    a    Claim    for
administrative  expenses allowed under Section  503(b)
of  the  Bankruptcy Code and entitled to  priority  in
payment  under  Section 507(a)(1)  of  the  Bankruptcy
Code,  including, without limitation, any  actual  and
necessary   costs  and  expenses  of  preserving   the
respective Estates and operating the businesses of the
Debtors   during   the  Cases,  any  indebtedness   or
obligations  incurred  by  either  Debtor  during  the
pendency  of the Cases in connection with the  conduct
of  the  business of, the acquisition or the lease  of
property  by,  or the rendition of services  to,  such
Debtor,  all allowances of compensation for legal  and
other  professional  services  and  reimbursement   of
expenses to the extent allowed under Section 330 or 503 of the Bankruptcy Code and all Statutory Fees.

           2.     Affiliated Released Party.  The term
"Affiliated   Released  Party"  means  each   officer,
director,     shareholder,    affiliate,     employee,
consultant, attorney, accountant, agent and other representative of the Debtors.

           3.    Allowed  Claim.   The  term  "Allowed
Claim" means any Claim against either Debtor, proof of
which has been filed with the Bankruptcy Court, or, if
no  proof of Claim is filed, which Claim has  been  or
hereafter is listed by such Debtor in its Schedules as
liquidated in amount, not disputed and not contingent,
and  in  all  cases, as to which no objection  to  the
allowance  thereof, or motion for estimation  thereof,
has  been  interposed within the applicable period  of
limitation fixed by the Plan, the Bankruptcy Code, the
Bankruptcy  Rules or the Bankruptcy Court,  or  as  to
which  an objection or motion for estimation has  been
interposed,  following  which  such  Claim  has   been
allowed in whole or in part by a Final Order or otherwise settled as provided in Article VII.

           4.   Allowed . . . Claim. The term "Allowed
 . . . Claim" means an Allowed Claim of the type described or in the Class described, as the case may be.

           5.    Allowed Interest.  The term  "Allowed
Interest" means an Interest registered as of the Record Date in the stock register maintained by, or on behalf of, Holding or the Company, as the case may be.

           6.    Allowed  .  . . Interest.   The  term
"Allowed . . . Interest" means an Allowed Interest of the type described or in the Class described, as the case may be.

           7.    Amended  Holding Charter.   The  term
"Amended  Holding  Charter"  means  the  amended   and
restated  certificate of incorporation of the  Company
containing substantially the terms summarized  in  the
Disclosure  Statement  and  contained  in   the   Plan
Supplement.

           8.    Amended Homeland Charter.   The  term
"Amended  Homeland  Charter"  means  the  amended  and
restated  certificate of incorporation of the  Company
containing substantially the terms summarized  in  the
Disclosure  Statement  and  contained  in   the   Plan
Supplement.

           9.   Bankruptcy Code.  The term "Bankruptcy
Code" means the Bankruptcy Reform Act of 1978, as amended, as set forth in Title 11 of the United States
Code.

          10.  Bankruptcy Court.  The term "Bankruptcy
Court" means the United States Bankruptcy Court for the District of Delaware or, if the United States
Bankruptcy Court for the District of Delaware ceases to exercise jurisdiction over the Cases, the court that exercises jurisdiction over the Cases in lieu of the United States Bankruptcy Court for the District of
Delaware.

          11.  Bankruptcy Rules.  The term "Bankruptcy
Rules"  means,  collectively,  the  Federal  Rules  of
Bankruptcy  Procedure,  as  amended,  and  the   Local
Bankruptcy  Rules  for  the United  States  Bankruptcy
Court for the District of Delaware, as amended.

           12.  Business Day.  The term "Business Day"
means any day, other than a Saturday, a Sunday or a "legal holiday," as defined in Rule 9006(a) of the Bankruptcy Rules.

           13.   Case.   The  term  "Case"  means  the
Homeland Case or the Holding Case.

           14.   Cash Amount.  The term "Cash  Amount"
means the cash sum of $1,500,000.

           15.   Claim.   The term "Claim"  means  any
right to payment from either Debtor arising before the
Effective  Date, whether or not such right is  reduced
to    judgment,   liquidated,   unliquidated,   fixed,
contingent,  matured, unmatured, disputed, undisputed,
legal,  equitable, secured or unsecured; or any  right
arising or incurred before the Effective Date  of  the
Plan  to an equitable remedy for breach of performance
if  such breach gives rise to a right to payment  from
either  Debtor,  whether  or  not  such  right  to  an
equitable  remedy  is  reduced  to  judgment,   fixed,
contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

           16.  Class.  The term "Class" means a class
of Claims against, or Interests in, a Debtor as defined in Article II of the Plan.

           17.   Company.   The term  "Company"  means
Homeland Stores, Inc., a Delaware corporation.

           18.  Confirmation.  The term "Confirmation"
means the entry of the Confirmation Order entered by the Bankruptcy Court with respect to the Plan pursuant to Section 1129 of the Bankruptcy Code.

             19.    Confirmation   Date.    The   term
"Confirmation Date" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket.

            20.    Confirmation  Hearing.   The   term
"Confirmation Hearing" means the hearing before the Bankruptcy Court on the confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code.

            21.    Confirmation   Order.    The   term
"Confirmation Order" means the order of the Bankruptcy
Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

          22.  Debtor.  The term "Debtor" means either
Homeland  Stores,  Inc.,  a Delaware  corporation,  or
Homeland Holding Corporation, a Delaware corporation, in their respective individual corporate or other capacity and in their respective capacity as debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code.

            23.    Disclosure  Statement.   The   term
"Disclosure   Statement"  means  the   First   Amended
Disclosure  Statement for Joint Plan of Reorganization
of   Homeland   Stores,  Inc.  and  Homeland   Holding
Corporation relating to the Plan, as such statement is amended, supplemented or modified from time to time, that is prepared and distributed pursuant to Sections
1125,  1126(b)  and  1145 of the Bankruptcy  Code  and
Bankruptcy Rule 3018.

           24.   Disputed  Claim.  The term  "Disputed
Claim"  means  any  Claim against  either  Debtor  (a)
listed   on   the  schedules  of  either   Debtor   as
unliquidated, disputed or contingent,  or  (b)  as  to
which either Debtor or any other party in interest has
interposed   a   timely  objection  or   request   for
estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection or request has not been withdrawn or determined by a Final Order or otherwise settled as provided in Article VII.

           25.  Disputed Class 5 Claims Reserve.   The
term "Disputed Class 5 Claims Reserve" means the reserve established by the Debtors on the Effective
Date  for  the account of each a holder of a  Disputed
Claim which, if allowed, would be a Class 5 Claim.

           26.  Disputed Interest.  The term "Disputed
Interest" means any asserted Interest (other than an Allowed Interest) in either Debtor as to which either
Debtor or any other party in interest has interposed a timely objection in accordance with the Bankruptcy
Code and the Bankruptcy Rules, which objection or request has not been withdrawn or determined by a Final Order or otherwise settled as provided in
Article VII.

            27.    Distribution   Agent.    The   term
"Distribution Agent" means the Person selected by the Reorganized Debtors to make distributions pursuant to the Plan, which Person may be a Reorganized Debtor and shall be employed on such terms as may be determined by the Reorganized Debtors, in their sole discretion.

           28.   District  Court.  The term  "District
Court" means the United States District Court for  the
District of Delaware.

           29.   Effective Date.  The term  "Effective
Date" means the first Business Day on which all of the conditions to the Effective Date set forth in Article
VIII  have  been  satisfied or waived as  provided  in
Article VIII.

           30.   Equity Registration Rights Agreement.
The  term "Equity Registration Rights Agreement" means
the Equity Registration Rights Agreement, dated as  of
the Effective Date, executed by Reorganized Holding in
favor   of  the  holders  of  the  Old  Common   Stock
containing substantially the terms summarized  in  the
Disclosure  Statement  and  contained  in   the   Plan
Supplement.

           31.   Estate.  The term "Estate" means  the
Homeland Estate or the Holding Estate.

           32.   Estate  Release.   The  term  "Estate
Release" means the release of the Debtors referred to in Article IV(J).

           33.   Excluded Claims.  The term  "Excluded
Claims"  means any Claim, obligation, right, cause  of
action  or liability relating to: (a) any indebtedness
of  any  Affiliated Released Party or any such  entity
for   money   borrowed;  (b)  any   set-off   or   any
counterclaim which the Debtors, or either of them, may
have  or assert against an Affiliated Released  Party,
provided  that the aggregate amount thereof shall  not
exceed  the  aggregate amount of any  Claims  held  or
asserted by such Affiliated Released Party against the
Debtors; (c) the uncollected amount of any Claim  made
by  the  Debtors, or either of them,   (whether  in  a
filed pleading, by letter or otherwise) prior to the Effective Date against an Affiliated Released Party, which Claim has not been adjudicated to Final Order, settled or compromised; or (d) any Claim arising from the fraud, willful misconduct or gross negligence of an Affiliated Released Party.

           34.  Fee Claim.  The term "Fee Claim" means
any Claim asserted by a Person retained or requesting compensation in the Cases pursuant to Section 327,
Section 328, Section 330, Section 331, Section 503(b),
Section  1103 or Section 1129(a)(4) of the  Bankruptcy
Code.

           35.   Filing Date.  The term "Filing  Date"
means May 13, 1996, the date on which the petitions for relief under Chapter 11 of the Bankruptcy Code with respect to the Debtors were filed.

           36.   Final Order.  The term "Final  Order"
means an order of the Bankruptcy Court, as entered  by
the  clerk of the Bankruptcy Court on a docket in,  or
related to, the Cases, or an order of another court of
competent  jurisdiction that the Bankruptcy Court  has
specifically permitted to proceed to enter such order,
as   entered  by  the  clerk  of  such  court  on  the
appropriate docket, as to which the time to appeal or to seek certiorari has expired and no appeal or petition for certiorari has been timely taken or as to which any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order was appealed or from which certiorari was sought and the time to appeal or any extension thereof or to seek certiorari of such appellate order has expired.

           37.   Financing Order.  The term "Financing
Orders"  means  (a) the Joint Stipulation  and  Agreed
Order  Authorizing Interim Financing, Granting  Senior
Liens  and  Providing Administrative  Expense  Status,
Providing  for  Adequate  Protection,  Modifying   the
Automatic Stay, and Authorizing Debtors to Enter  into
Agreements  with  Lenders and Agent,   (b)  the  Joint
Stipulation   and   Agreed  Order  Extending   Interim
Financing,   Granting  Senior   Liens   and   Priority
Administrative Expense Status, Providing for  Adequate
Protection and Modifying Automatic Stay and  (c)   the
Joint  Stipulation and Agreed Order Authorizing  Final
Financing,   Granting  Senior  Liens   and   Providing
Administrative Expense Status, Providing for  Adequate
Protection,   Modifying  the   Automatic   Stay,   and
Authorizing  Debtors  to Enter  into  Agreements  with
Lenders and Agent.

           38.   Holding.   The term  "Holding"  means
Homeland Holding Corporation, a Delaware corporation.

           39.  Holding Case.  The term "Holding Case"
means   the   case  styled  In  re  Homeland   Holding
Corporation, Debtor, Case No. 96-748(PJW), pending before the Bankruptcy Court.

           40.   Holding  Charter.  The term  "Holding
Charter" means the certificate of incorporation of Holding as in effect on the Filing Date.

           41.   Holding  Estate.   The term  "Holding
Estate" means the estate created for Holding  pursuant
to   Section   541   of  the  Bankruptcy   Code   upon
commencement of the Holding Case.

           42.   Homeland  Case.  The  term  "Homeland
Case" means the case styled In re Homeland Stores, Inc., Debtor, Case No. 96-747(PJW), pending before the Bankruptcy Court.

           43.   Homeland Charter.  The term "Homeland
Charter" means the certificate of incorporation of the Company as in effect on the Filing Date.

            44.   Homeland  Common  Stock.   The  term
"Homeland  Common  Stock" means the shares  of  Common
Stock, par value $.01 per share, of the Company issued and outstanding on the Filing Date.

           45.   Homeland Estate.  The term  "Homeland
Estate" means the estate created for the Company pursuant to Section 541 of the Bankruptcy Code upon commencement of the Homeland Case.

           46.   Indemnification Agreements.  The term
"Indemnification Agreements" means, collectively, (a) the Indemnification Agreement, dated as of August 14, 1990, by and among Holding, the Company, Clayton &
Dubilier,  Inc.  and  The Clayton &  Dubilier  Private
Equity  Fund  III  Limited  Partnership  and  (b)  the
Indemnification Agreement, dated as of March 4, 1992, by and among Holding, the Company, Clayton & Dubilier,
Inc.,  The Clayton & Dubilier Private Equity Fund  III
Limited Partnership and The Clayton & Dubilier Private
Equity Fund IV Limited Partnership.

           47.   Indemnitees.  The term  "Indemnitees"
means those Persons named as "Indemnitees" in the Indemnification Agreements.

           48.   Insured  Claim.   The  term  "Insured
Claim" means any Claim arising from an incident or an occurrence that is covered, in whole or in part, under a contract of insurance between the Debtor and an Insurer.

           49.  Insurer.  The term "Insurer" means any
Person that provides insurance to a Debtor pursuant to a contract of insurance.

            50.  Interest.  The term "Interest"  means
any   right  or  equity  interest  in  either   Debtor
represented  by  the Homeland Common  Stock,  the  Old
Common Stock or the Old Warrants.

          51.  Management Stock Option Plan.  The term
"Management Stock Option Plan" means the management stock option plan of Reorganized Holding.

           52.   Modified Union Agreements.  The  term
"Modified   Union  Agreements"  means   the   separate
collective bargaining agreements, dated no later  than
the   Effective  Date,  described  in  the  Disclosure
Statement   under  "DESCRIPTION  OF   MODIFIED   UNION
AGREEMENTS" and containing terms substantially similar to the terms summarized therein.

          53.  New Common Stock.  The term "New Common
Stock"  means  the shares of Common Stock,  par  value
$.01 per share, of Reorganized Holding to be issued by Reorganized Holding pursuant to the Plan and the Amended Holding Charter.

           54.   New Credit Agreement.  The term  "New
Credit Agreement" means an agreement, dated as of the Effective Date, among the Reorganized Debtors and certain financial institutions, pursuant to which the Reorganized Debtors shall have, among other things, credit availability from and after the Effective Date.
Such agreement may be an amendment and restatement of the Old Credit Agreement.

          55.  New Indenture. The term "New Indenture"
means the Indenture, dated as of the Effective Date, among the Reorganized Company, as issuer, Reorganized
Holding, as guarantor, and the New Trustee containing substantially the terms summarized in the Disclosure
Statement and contained in the Plan Supplement.

           56.  New Notes.  The term "New Notes" means
the 10% Senior Subordinated Notes due 2003 to be issued in an aggregate principal amount of $60,000,000 by the Reorganized Company pursuant to the Plan and the New Indenture.

            57.    New  Securities.   The  term   "New
Securities" means, collectively, the New Notes, the New Common Stock and the New Warrants.

           58.   New  Trustee.  The term "New Trustee"
means  the indenture trustee with respect to  the  New
Notes.

           59.   New  Warrant Agent.   The  term  "New
Warrant Agent" means the warrant agent with respect to the New Warrants.

           60.   New Warrant Agreement.  The term "New
Warrant Agreement" means the  Warrant Agreement, dated
as  of  the Effective Date, by and between Reorganized
Holding   and   the   New  Warrant  Agent   containing
substantially  the terms summarized in the  Disclosure
Statement and contained in the Plan Supplement.

           61.  New Warrants.  The term "New Warrants"
means the Warrants to purchase up to 263,150 shares of New Common Stock to be issued by Reorganized Holding pursuant to the Plan and the New Warrant Agreement.

            62.    Noteholder   Advisor.    The   term
"Noteholder  Advisor"  means  Paul,  Weiss,   Rifkind,
Wharton & Garrison, Houlihan, Lokey, Howard & Zukin and Potter, Anderson & Corroon.

             63.    Noteholder   Registration   Rights
Agreement.   The term "Noteholder Registration  Rights
Agreement"  means  the Noteholder Registration  Rights
Agreement, dated as of the Effective Date, executed by
the  Reorganized Debtors in favor of  the  holders  of
Class  5 Claims who were the holders of the Old Notes,
containing substantially the terms summarized  in  the
Disclosure  Statement  and  contained  in   the   Plan
Supplement.

            64.   Noteholders'  Committee.   The  term
"Noteholders' Committee" means the ad hoc committee representing certain holders of Old Notes.

          65.  Official Committee.  The term "Official
Committee" means any official committee appointed in the Cases pursuant to Section 1102 of the Bankruptcy
Code.

           66.   Old Agent.  The term "Old Agent means
National Bank of Canada, in its capacity as agent under the Old Credit Agreement.

           67.  Old Banks.  The term "Old Banks" means
Heller Financial, Inc. and National Bank of Canada, in their capacity as lenders, under the Old Credit
Agreement.

           68.   Old  Class B Common Stock.  The  term
"Old  Class  B Common Stock" means Holding's  Class  B
Common Stock, par value $.01 per share.

          69.  Old Common Stock.  The term "Old Common
Stock"  means the shares of Class A Common Stock,  par
value   $.01   per  share,  of  Holding   issued   and
outstanding as of the Filing Date.

           70.   Old Credit Agreement.  The term  "Old
Credit  Agreement"  means  the  Amended  and  Restated
Revolving  Credit Agreement, dated  as  of  April  21,
1995,   as  amended,  by  and  among  the  Reorganized
Debtors, the Old Banks and the Old Agent.

            71.    Old   Indenture.   The  term   "Old
Indenture" means the Indenture, dated as of March 4, 1992, as supplemented, among the Company, as issuer, Holding, as guarantor, and the Old Trustee.

          72.  Old Notes.   The term "Old Notes" means
the  Series A Senior Secured Floating Rate  Notes  due
1997, the Series C Senior Secured Fixed Rate Notes due
1999  and  the  Series D Senior Secured Floating  Rate
Notes due 1997, in each case issued by the Company pursuant to the Old Indenture.

           73.   Old  Trustee.  The term "Old Trustee"
means United States Trust Company of New York, in its capacity as trustee and collateral trustee under the Old Indenture.

           74    Old Trustee Expenses.  The term  "Old
Trustee Expenses" means any unpaid Old Trustee's fees,
and  reasonable unpaid out-of-pocket costs or expenses
incurred  through  the  Effective  Date  by  the   Old
Trustee, including, without limitation, reasonable out-of-pocket costs and expenses and reasonable fees of legal counsel to the Old Trustee, which are secured or which are entitled to be secured under the Old
Indenture by a lien or other priority in payment against distributions to be made to holders of Claims under the Old Indenture.

           75.  Old Warrants.  The term "Old Warrants"
means the warrants to purchase Old Common Stock issued and outstanding as of the Filing Date.

           76.  Other Released Party.  The term "Other
Released  Party" means, collectively, (a) any Official
Committee and, solely in their capacity as members  or
representatives  of  such  Official  Committee,   each
member,    consultant,   attorney,    accountant    or
representative  of  such Official Committee,  (b)  the
Unofficial Committee and, solely in their capacity  as
members or representatives of such Official Committee,
each  member,  consultant,  attorney,  accountant   or
representative of such Unofficial Committee,  (c)  the
Old   Agent,   the  Old  Banks  and  each  consultant,
attorney, accountant or other representative of the Old Agent and/or the Old Banks and (d) the Old Trustee and each consultant, attorney, accountant or other representative of the Old Trustee.

           77.   Person.  The term "Person"  means  an
individual,   a   corporation,   a   partnership,   an
association, a joint stock company, a joint venture, a
limited  liability  company, an estate,  a  trust,  an
unincorporated  organization,  a  government  or   any
public subdivision thereof or other entity.

           78.  Plan.  The term "Plan" means the First
Amended  Joint  Plan  of  Reorganization  of  Homeland
Stores, Inc. and Homeland Holding Corporation as set forth herein, as the same may be amended or modified by the Debtors from time to time pursuant to the Plan, the Bankruptcy Code or the Bankruptcy Rules.

            79.    Plan  Documents.   The  term  "Plan
Documents"  means the New Indenture, the  New  Warrant
Agreement and the Registration Rights Agreements, substantially in the form contained in the Plan
Supplement.

            80.   Plan  Supplement.   The  term  "Plan
Supplement" means the supplement which shall be filed as soon as practicable after the Filing Date with the clerk of the Bankruptcy Court, containing the Plan
Documents.

          81.  Priority Tax Claim.  The term "Priority
Tax Claim" means a Claim entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code, but only to the extent such Claim is entitled to such priority.

           82.   Ratable  Share.   The  term  "Ratable
Share" means a number (expressed as a percentage) equal to the proportion that an Allowed Claim or an Allowed Interest, as the case may be, in a particular
Class  bears  to the aggregate amount of  all  Allowed
Claims or all Allowed Interests, as the case may be, in such Class as of the date of determination.

           83.   Record Date.  The term "Record  Date"
means the Confirmation Date.

           84.   Registration Rights Agreements.   The
term    "Registration   Rights   Agreements"    means,
collectively, the Equity Registration Rights Agreement and the Noteholder Registration Rights Agreement.

           85.   Released Parties.  The term "Released
Parties"  means  ,  collectively, (a)  the  Affiliated
Released Parties and (b) the Other Released Parties.

            86.    Reorganized  Company.    The   term
"Reorganized Company" means the Company on and after the Effective Date.

            87.    Reorganized   Debtor.    The   term
"Reorganized Debtor" means the Reorganized Company  or
Reorganized Holding.

            88.    Reorganized  Holding.    The   term
"Reorganized Holding" means Holding on and after the Effective Date.

           89.  Schedules.  The term "Schedules" means
the respective statements of assets and liabilities and statements of financial affairs filed by the Debtors with the Bankruptcy Court pursuant to Section
521 of the Bankruptcy Code and Bankruptcy Rule 1007.

           90.   Secured  Claim.   The  term  "Secured
Claim" means a Claim that is secured by a lien on,  or
a  security interest in, property in which  an  Estate
has  an  interest or that is subject to  setoff  under
Section  553 of the Bankruptcy Code to the  extent  of
the value of the holder's interest in the interest  of
such  Estate in such property or to the extent of  the
amount  subject  to setoff, as the  case  may  be,  as
determined   pursuant  to  Section   506(a)   of   the
Bankruptcy Code.

           91.   Secured Noteholder Claims.  The  term
"Secured Noteholder Claims" means the Secured Claims of the holders of the Old Notes against either Debtor, arising from, under, or in connection with, the issuance or the ownership of the Old Notes or any guarantee thereof.

           92.   Statutory Fees.  The term  "Statutory
Fees"  means  all of the fees payable  to  the  United
States Trustee pursuant to 28 U.S.C.  1930.

           93.   Unsecured Claim.  The term "Unsecured
Claim"  means  any Claim that is not an Administrative
Claim, a Priority Tax Claim or a Secured Claim.

           94.  Unsecured Noteholder Claims.  The term
"Unsecured  Noteholder Claims"   means  the  Unsecured
Claims  of the holders of the Old Notes against either
Debtor, arising from, under, or in connection with, the issuance or the ownership of, the Old Notes or any guarantee thereof.

      B. Rules of Interpretation. The following rules shall be used in construing and interpreting the
Plan:

           1.    Application  of Section  102  of  the
Bankruptcy Code. The rules of construction contained in Section 102 of the Bankruptcy Code apply to the construction and the interpretation of the Plan.

          2.   Article and Section References.  Unless
otherwise expressly stated in the Plan, all references to Articles and Sections shall refer to the Articles and the Sections of the Plan.

           3.    Calculation of Time.  Any  period  of
time under the Plan shall be computed in accordance with Rule 9006(a) of the Bankruptcy Rules.

           4.    Singular and Plural Terms.   Whenever
the context is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural.

           5.    Use  of Article and Section Headings.
Headings for Articles and Sections have been inserted in the Plan solely for convenience of reference and are not intended to be a part of, or to affect the construction or the interpretation of, the Plan.

       C.     Plan  Supplement.   Forms  of  the   New
Indenture, the New Warrant Agreement, the Registration
Rights Agreements, the Amended Holding Charter and the
Amended  Homeland  Charter shall  be  contained  in  a
separate Plan Supplement which shall be filed with the
Bankruptcy  Court  as  soon as practicable  after  the
Filing  Date.   The Plan Supplement may  be  inspected
after  such filing in the office of the clerk  of  the
Bankruptcy  Court during normal office  hours  of  the
clerk  of the Bankruptcy Court. Holders of Claims  and
Interests  may  obtain a copy of the  Plan  Supplement
upon   written  request  to  the  Debtors.   The  Plan
Supplement is incorporated into, and is a part of the Plan, as if set forth in full herein, and all references herein to the Plan shall refer to the Plan together with the Plan Supplement.

                           ARTICLE II

                CLASSES OF CLAIMS AND INTERESTS

      A. Classification of Claims and Interests in the Debtors. All Claims against, and Interests in, the Debtors (other than Administrative Claims and
Priority  Tax Claims) are classified in the  following
Classes:

            1.   Class  1  - Allowed Priority  Claims.
Class 1 consists of Allowed Claims which are entitled to priority under Section 507(a) of the Bankruptcy
Code  (other  than Administrative Claims and  Priority
Tax Claims).

           2.  Class 2 - Allowed Secured Claims of the
Old  Banks.   Class 2 consists of the Allowed  Secured
Claims   of  the  Old  Banks  under  the  Old   Credit
Agreement.

            3.   Class  3 - Allowed Secured Noteholder
Claims.   Class  3  consists of  the  Allowed  Secured
Noteholder  Claims.   The  aggregate  amount  of   the
Allowed Secured Noteholder Claims shall be equal to $61,500,000.

           4.  Class 4 - Allowed Miscellaneous Secured
Claims.   Class  4 consists of Allowed Secured  Claims
(other than Class 2 Claims and Class 3 Claims).  Class
4  Claims include, without limitation, Claims  secured
by  equipment in connection with equipment  financings
and  Claims  secured by mechanic's, materialmen's  and
artisan's liens on miscellaneous personal and/or  real
property.   Each  Class 4 Claim  is  treated  for  all
purposes under the Bankruptcy Code and the Plan as a separate sub-Class.

            5.   Class  5 - General Unsecured  Claims.
Class  5  consists  of  all Allowed  Unsecured  Claims
(other than Administrative Claims, Priority Tax Claims
and  Claims  otherwise classified).   Class  5  Claims
shall  include, without limitation, Allowed  Unsecured
Noteholder  Claims.  The aggregate amount  of  Allowed
Unsecured   Noteholder  Claims  shall  be   equal   to
$40,100,000.

            6.  Class 6 - Allowed Interests of Holding
as Sole Shareholder of Homeland Common Stock. Class 6 consists of the Allowed Interests of Holding as the sole holder of the Homeland Common Stock.

            7.  Class 7 - Allowed Interests of Holders
of  Old  Common Stock. Class 7 consists of the Allowed
Interests of holders of the Old Common Stock.

            8.  Class 8 - Allowed Interests of Holders
of  Old  Warrants.  Class 8 consists  of  the  Allowed
Interests of holders of the Old Warrants.

           A Claim or an Interest is classified in a Class only to the extent that Claim or that Interest falls within the description of that Class and is classified in another Class to the extent that Claim or that Interest falls within the description of the other Class. For purposes of receiving a distribution under the Plan, a Claim or an Interest is classified in a Class only to the extent that the Claim or the Interest is an Allowed Claim or an Allowed Interest in that Class and only to the extent the Claim or the Interest has not been otherwise satisfied prior to the date on which any distribution is to be made under the Plan.

      B. Unclassified Claims. Administrative Claims and Priority Tax Claims against the Company and Holding are not classified under the Plan.

                          ARTICLE III

               TREATMENT OF CLAIMS AND INTERESTS

      A.   Treatment of Administrative Claims.  Unless
otherwise  agreed  to  by  a  holder  of  an   Allowed
Administrative Claim, each such holder shall  be  paid
in  full, in cash, in an amount equal to such holder's
Allowed  Administrative Claim on the later of (1)  the
Effective  Date and (2) the date on which  such  Claim
becomes an Allowed Claim; provided, however, that  (a)
all  Statutory  Fees shall be paid in accordance  with
applicable  law  and (b) Administrative  Claims  which
represent  liabilities incurred by  a  Debtor  in  the
ordinary   course  of  business  (including,   without
limitation, Administrative Claims owed to suppliers that have sold products or furnished goods or services to either Debtor after the Filing Date) shall be paid by the relevant Debtor when due in accordance with the terms of the particular transaction and agreements relating thereto.

            The  Reorganized  Debtors  shall  pay  the
reasonable fees and expenses incurred on or after  the
Effective  Date  by  the Noteholder Advisors  (without
application  by, or on behalf of, any such  Noteholder
Advisor to the Bankruptcy Court and without notice and
a   hearing,  unless  specifically  ordered   by   the
Bankruptcy Court upon request of a party in interest) as an Administrative Claim (unless any such Noteholder
Advisor has been retained by a Official Committee pursuant to Sections 327 or 1103 of the Bankruptcy
Code).  If  the Reorganized Debtors and any Noteholder
Advisor cannot agree on the amount of fees and expenses to be paid to such Noteholder Advisor, the amount of such fees and expenses shall be determined by the Bankruptcy Court.

           Notwithstanding anything else contained  in
the  Plan and notwithstanding the confirmation of  the
Plan,  the secured Administrative Claims held  by  the
Old  Banks  in connection with post-petition  advances
and  other financial accommodations given by  the  Old
Banks under the Financing Orders shall be entitled  to
all of the liens, protections, benefits and priorities
granted them in the Financing Orders   All such liens,
protections,  benefits and priorities granted  to  the
Old  Banks  in such orders shall continue until  their
Administrative Claims are indefeasibly paid  in  full,
which   Administrative  Claims,  by  reason   of   the
Financing Orders, (1) are allowed and payable in their
entirety, (2) include unpaid principal and accrued but
unpaid  interest through the date of full  payment  of
the Administrative Claims of the Old Banks and (3) are
secured  by the reason of the first, valid, prior  and
perfected liens and security interests granted  under,
or  in  connection with the Old Credit  Agreement  and
confirmed  by the Financing Orders.   The  Old  Banks'
secured Administrative Claims shall be paid in full on the Effective Date through advances made under the New
Credit Agreement.

      B.    Priority  Tax  Claims.   Unless  otherwise
agreed  to  by  a  holder of an Allowed  Priority  Tax
Claim,  each such holder shall (at the option  of  the
Reorganized Debtors), (1) be paid in full, in cash, on
the  later of (a) the Effective Date and (b) the  date
on  which  such Allowed Priority Tax Claim becomes  an
Allowed  Claim  or (2) be paid deferred cash  payments
over  a period not exceeding six years after the  date
of  assessment equal to (in the aggregate) the  amount
of  the  Allowed  Priority  Tax  Claim,  including  an
interest    component   as   required    by    Section
1129(a)(9)(C).  In fixing such interest component, the
Debtors shall use the federal judgment rate in  effect
on  the Confirmation Date, unless the Bankruptcy Court
determines  otherwise.  Notwithstanding anything  else
contained  herein,  the  interest  rate  payable  with
respect  to  the  Allowed Priority Tax  Claim  of  the
Internal Revenue Service and the Allowed Priority  Tax
Claim  of  the  Texas Comptroller of  Public  Accounts
shall  be  8.7%  per  annum.  If a Reorganized  Debtor
elects to make deferred cash payments, the Reorganized
Debtor shall make six equal annual principal payments,
with accrued interest, commencing on the later of  (1)
the  Effective  Date and (2) the date  on  which  such
Allowed  Priority Tax Claim becomes an Allowed  Claim;
provided,  however, the Reorganized Debtors may  elect
to  make  payments  on  a more  frequent  basis.   The
Reorganized Company shall be deemed to have elected to pay the Allowed Priority Tax Claim of the Internal
Revenue Service and the Allowed Priority Tax Claim of the Texas Comptroller of Public Accounts in twenty-four quarterly payments commencing on the later of (1) the Effective Date and (2) the date on which such Allowed Priority Tax Claim becomes an Allowed Claim and continuing on each quarterly anniversary thereof.

           To the extent that a Reorganized Debtor elects to make deferred cash payments on any Allowed
Priority Tax Claim, the Reorganized Debtor may prepay the remaining amount of such Allowed Priority Tax
Claim at any time, without penalty or premium.

           Notwithstanding anything to the contrary in this Plan, a failure by either Reorganized Debtor to make a timely deferred cash payment to the Texas
Comptroller of Public Accounts pursuant to the Plan shall constitute an event of default. The Reorganized
Debtor shall have five days from the receipt of written notice from the Texas Comptroller of Public
Accounts to cure the event of default. If the event of default is not cured within that period, the Texas
Comptroller of Public Accounts may (1) enforce the entire amount of the balance of the Claim then existing, (2) pursue any and all remedies available to it under applicable non-bankruptcy law and/or (3) seek such relief as may be appropriate in the Bankruptcy
Court.

      C.   Treatment of Unimpaired Classes.  Claims in
Class 1, Class 2, Class 4, Class 6 and Class 8 are not
impaired  under  the  Plan.   Therefore,  pursuant  to
Section 1126(f) of the Bankruptcy Code, the holders of Claims and Interests in such Classes are conclusively presumed to have accepted the Plan. The unimpaired
Claims against, and Interests in, the Debtors will be treated in the following manner under the Plan:

           1.    Class  1  - Allowed Priority  Claims.
Unless  otherwise agreed to by a holder of a  Class  1
Claim,  each  such holder shall be paid  in  full,  in
cash,  in  an  amount equal to such holder's  Class  1
Claim on the later of (a) the Effective Date and (b) the date on which such Class 1 Claim becomes an Allowed Claim.

           2.    Class 2 - Allowed Claims of  the  Old
Banks.  Each Class 2 Claim shall be (a) paid in  full,
in  cash,  or (b) satisfied by the execution  and  the
delivery  of the New Credit Agreement by, among  other
Persons, the Old Banks and the modification of the Old
Credit  Agreement in accordance with the terms of  the
New  Credit  Agreement (in which  case,  the  Class  2
Claims, as so modified, shall continue to be secured by the collateral which secured the Class 2 Claims on the Filing Date and shall also be secured by certain additional collateral described in the Disclosure
Statement).

           Notwithstanding anything else contained  in
the  Plan and notwithstanding the confirmation of  the
Plan,  the Old Banks holding Class 2 Claims  shall  be
entitled  to  all  of the liens, the protections,  the
benefits  and  the  priorities  granted  them  in,  or
confirmed  by, the Financing Orders.  All such  liens,
protections,  benefits and priorities granted  to  the
Old  Banks  in such orders shall continue until  their
Class  2  Claims are indefeasibly paid in full,  which
Class 2 Claims, by reason of the Financing Orders, (a)
are allowed and payable in their entirety, (b) include
unpaid  principal  and  accrued  but  unpaid  interest
through the date of full payment of the Class 2 Claims
of  the  Old Banks and (iii) are secured by the reason
of  the  first, valid, prior and perfected  liens  and
security  interests granted under,  or  in  connection
with,   the Old Credit Agreement and confirmed by  the
Financing  Orders.  Moreover, the contingent  Class  2
Claims of the Old Banks, to the extent that they become non-contingent, shall be paid in full on the earlier of May 12, 1997, or the Effective Date.

          3.   Class 4 - Allowed Miscellaneous Secured
Claims.   At  the option of the relevant Debtor,  each
Allowed Claim in any subclass of Class 4 shall (unless
the  holder  of  any such Class 4 Claim  agrees  to  a
different  treatment)  (a)  be  unaltered  as  to  the
legal, equitable and contractual rights to which  such
Class  4 Claim entitles the holder thereof or  (b)  be
treated in another manner that will not result in  the
impairment of such Class 4 Claim under Section 1124 of
the  Bankruptcy  Code.  Each Class 4  Claim  shall  be
treated   for  all  purposes  of  the  Plan  and   the
Bankruptcy Code as a separate subclass. The Plan does not alter the rights of any holder of a Class 4 Claim in any collateral securing the Class 4 Claim as of the Filing Date and the liens and the security interests securing each Class 4 Claim are ratified and affirmed.

           4.   Class 6 - Allowed Interests of Holding
as Sole Holder of Homeland Common Stock. The legal, equitable and contractual rights of the holder of Class 6 Interests shall not be altered by the Plan.

           5.    Class  8 - Allowed Interests  of  the
Holders of the Old Warrants.  The legal, equitable and
contractual  rights  of  each  holder  of  a  Class  8
Interest shall not be altered by the Plan.

      D.    Treatment of Impaired Classes.  Claims and
Interests  in  Class  3,  Class  5  and  Class  7  are
impaired.   Therefore,  the  holders  of  Claims   and
Interests in such Classes are entitled to vote to accept or to reject the Plan. The impaired Classes of Claims against, and Interests in, the Debtors will be treated in the following manner under the Plan:

           1.    Class  3 - Allowed Secured Noteholder
Claims. Unless otherwise agreed to by a holder of a Class 3 Claim, each such holder shall receive its Ratable Share of (a) the New Notes and (b) the Cash
Amount.

           The Debtors shall pay to the Old Trustee an
amount   equal  to  the  amount  of  the  Old  Trustee
Expenses.   Payment of such expenses shall  constitute
distributions  on  account  of  Class  3  Claims,   in
addition  to the distributions provided for under  the
Plan  to  holders of Class 3 Claims; and distributions
otherwise  provided  under  the  Plan  to  holders  of
Allowed Secured Noteholder Claims shall not be reduced
on  account  of such payment of Old Trustee  Expenses.
Notwithstanding anything in the Plan to the  contrary,
the   Debtors'  obligation  to  pay  the  Old  Trustee
Expenses shall be subject to the bar date and dispute resolution provisions set forth in the Plan.

           2.    Class  5 - General Unsecured  Claims.
Unless  otherwise agreed to by a holder of a  Class  5
Claim,  each  such  holder shall receive  its  Ratable
Share of 4,450,000 shares of New Common Stock on the later of (a) the Effective Date and (b) the date on which such Claim becomes an Allowed Claim.

           Any  covered portion of any Class  5  Claim
which  is  an  Insured  Claim shall  be  paid  by  the
applicable Insurer to the extent of such coverage. The
Debtors   reserve  the  right  to   consent   to   the
modification of the automatic stay imposed by  Section
362 of the Bankruptcy Court so as to permit the prosecution of Insured Claims solely to the extent of such coverage.

           3.   Class 7 - Allowed Interests of Holders
of Old Common Stock. Unless otherwise agreed to by a holder of a Class 7 Interest, each such holder shall receive its Ratable Share of (a) 250,000 shares of New
Common Stock and (b) the New Warrants.

                           ARTICLE IV

              MEANS FOR IMPLEMENTATION OF THE PLAN

      .        Operation as Debtor-in-Possession Until the
Effective Date. Until the Effective Date, the Debtors shall operate their respective businesses as debtors-in-possession pursuant to Section 1107 and Section
1108  of  the  Bankruptcy Code.  After  the  Effective
Date, the Reorganized Debtors shall operate their businesses and may buy, use, acquire and dispose of their assets free of any restrictions contained in the Bankruptcy Code or imposed by the Bankruptcy Court, except as provided in the Plan, the Plan Supplement and the Confirmation Order.

             B.      Issuance   of   New   Securities.
Reorganized Holding shall be deemed to have authorized and, on the Effective Date, shall issue the requisite shares of New Common Stock and the requisite New
Warrants. The Reorganized Company shall be deemed to have authorized and, on the Effective Date, shall issue the New Notes.

           C.    Listing of New Common Stock; Exchange
Act  Filing.  Reorganized Holding shall use  its  best
efforts to (1) cause, as promptly as practicable after
the Effective Date, the shares of New Common Stock  to
be listed on the NASDAQ National Market System (or, in
the  event  Reorganized  Holding  fails  to  meet  the
listing  requirements  of the NASDAQ  National  Market
System, on such other exchange or system on which  the
New  Common  Stock may be listed) and (2)   (a)  file,
within  60  days  of the Effective  Date,  a  Form  10
registration statement with respect to the New  Common
Stock  under  the Securities Act of 1934, as  amended,
and  (b)  cause such registration statement to  remain
effective  until  the  earlier  of  (x)  the   seventh
anniversary of the Effective Date and (y) the first date on which less than 10% of the outstanding New
Common Stock is publicly held.

           D.    Effectiveness of Agreements.  On  the
Effective Date, the following agreements shall become effective: (1) the New Credit Agreement; (2) the New
Indenture;  (3)  the  New Warrant Agreement;  (4)  the
Registration  Rights Agreements; and (5) the  Modified
Union Agreements.

           E.    Charter Amendments.  On the Effective
Date,  (1)  the Holding Charter shall be  amended  and
restated to eliminate the Old Common Stock and the Old
Class B Common Stock, to authorize the issuance of the
New  Common  Stock  and to include  a  provision  that
prohibits the issuance of nonvoting securities to  the
extent   required   by  Section  1123(a)(6)   of   the
Bankruptcy Code and (2) the Homeland Charter shall  be
amended  and  restated  to include  a  provision  that
prohibits the issuance of nonvoting securities to  the
extent   required   by  Section  1123(a)(6)   of   the
Bankruptcy Code.

           F.    Management/Boards of Directors.   The
executive   officers  of  the  Company   and   Holding
immediately  before confirmation  of  the  Plan  shall
continue to serve in their respective capacities after
confirmation of the Plan.  On the Effective Date,  the
Board  of  Directors of each Reorganized Debtor  shall
consist  of  (1) James A. Demme, (2) John A.  Shields,
(3)  one  Person  designated by the  United  Food  and
Commercial Workers Union of North America and (4) four
Persons designated by the Unofficial Committee.  Prior
to  confirmation  of  the  Plan,  in  accordance  with
Section 1129(a)(5) of the Bankruptcy Code, the Company
and  Holding  shall  disclose  (a)  the  identity  and
affiliations  of  any individual  proposed  to  serve,
after  confirmation of the Plan, as a director of  the
Company  or Holding, as the case may be, and  (b)  the
identity of any "insider" (as such term is defined  in
Section  101(31) of the Bankruptcy Code) who shall  be
employed  and retained by the Company or Holding,  and
the  nature of any compensation for such insider.   On
and   after  the  Effective  Date,  each  officer  and
director shall hold his or her office on the terms, and subject to the conditions, set forth in the Amended Homeland Charter, the Amended Holding Charter and the amended and restated bylaws of the relevant
Reorganized Debtor.

           G.    Management Stock Option Plan.  On the
Effective  Date,  263,158 shares of New  Common  Stock
shall  be  reserved for issuance under the  Management
Stock  Option  Plan.  The terms and the conditions  of
the   Management  Stock  Option  Plan  (including  the
identity of the participants and the number of options to be granted) shall be determined by the Board of Directors of Reorganized Holding.

           H.    Retiree Benefits.  From and after the
Effective  Date,  to  the extent required  by  Section
1129(a)(13)  of  the Bankruptcy Code, the  Reorganized
Debtors shall continue to pay all retiree benefits (as defined in Section 1114 of the Bankruptcy Code), if any, established or maintained by the Debtors prior to the Effective Date.

               Notwithstanding anything else contained
in  the  Plan, in the event that the Homeland  Stores,
Inc.  Employees'  Retirement Plan does  not  terminate
prior to the Confirmation Date of the Plan, all Claims
of,   or   with  respect  to,  such  retirement   plan
(including the contingent Claim of the Pension Benefit
Guaranty  Corporation pursuant to 29  U.S.C.   1362(b)
for  unfunded  benefit liabilities of such  retirement
plan  and the contingent Claim of the Pension  Benefit
Guaranty  Corporation pursuant to 29  U.S.C.   1362(c)
for due and unpaid employer contributions owing to such retirement plan) shall not be affected by the confirmation of the Plan, and such Claims shall not be discharged or released or otherwise affected by the Plan or the Cases.

           I.    Workers'  Compensation  Claims  under
Prior    Self-Insurance   Program.    The    Company's
obligations with respect to its self-insurance program
in existence prior to July 1994, for Oklahoma workers'
compensation  purposes were secured by  a  $2  million
letter  of  credit  payable to the  Oklahoma  Workers'
Compensation  Court.  On May 22,  1996,  the  Oklahoma
Workers'  Compensation Court drew down the  letter  of
credit  in  full  and is holding the $2  million  cash
proceeds, together with interest accruing thereon from
the  draw  date, to pay workers' compensation  claims,
and  expenses  related thereto, with  respect  to  the
period that the Company maintained such self-insurance
program.  The Company expects that it will consent  to
the  modification of the automatic stay  provision  of
Section 362(a) of the Bankruptcy Code so as to  permit
workers'  compensation claimants  to  prosecute  their
workers' compensation claims with respect to such self-
insurance period in the Oklahoma Workers' Compensation
Court  under Oklahoma law.  To the extent the proceeds
from such letter of credit are insufficient to pay all
Oklahoma workers' compensation claims with respect  to
the  period  that  the Company maintained  such  self-
insurance  program,  such  excess  claims   shall   be
classified   and  treated  as  Class  5  Claims.    In
addition, to the extent that, upon the liquidation and
the   payment   of   all  of  the  Oklahoma   workers'
compensation claims with respect to the period that the Company maintained a self-insurance program, there are any proceeds then remaining available from such letter of credit, the Company shall have the right to direct the Oklahoma Workers' Compensation Court to pay such remaining proceeds to the Reorganized Company.

           J.   Releases.  On the Effective Date, each
Reorganized Debtor shall release unconditionally each Released Party from any and all Claims, obligations, rights, causes of action and liabilities, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to such Released Party, the Debtors, the Cases and the Plan other than, in the case of an Affiliated Released
Party, any Excluded Claims.

               On the Effective Date, each holder of a
Claim  or  an Interest who (1) has accepted the  Plan,
(2) whose Claim or Interest is in a Class that has accepted or been deemed to have accepted the Plan, or
(3) who may be entitled to receive a distribution of property pursuant to the Plan, shall be deemed to have released unconditionally each Released Party from any and all Claims, obligations, rights, causes of action and liabilities, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to such Released Party, the Debtors, the Cases or the Plan.

                Notwithstanding the foregoing, if  and
to the extent that the Bankruptcy Court concludes that
the   Plan cannot be confirmed with any portion of the
foregoing  releases, then the Plan  may  be  confirmed
with that portion excised so as to give maximum effect
to   the   foregoing   releases   without   precluding
confirmation of the Plan.

               Notwithstanding anything else contained
in this Article IV (J) or elsewhere in the Plan, nothing contained in this Plan shall limit or restrict the ability of the Internal Revenue Service or the Texas Comptroller of Public Accounts to collect tax claims from Persons (other than the Debtors) in accordance with applicable non-bankruptcy law.

           K.    Final Order.  Any requirement of  the
Plan  for a Final Order may be waived in the sole  and
absolute discretion of the Debtors upon written notice
to   the  Bankruptcy  Court;  provided,  however  that
nothing contained herein or elsewhere in the Plan shall prejudice the right of any party in interest to seek a stay pending appeal with respect to such Final
Order.

           L.    Term of Injunction or Stays.   Unless
otherwise provided, all injunctions or stays  provided
for  in  the Cases pursuant to Section 105 and Section
362  of the Bankruptcy Code or otherwise and in effect
on  the  Confirmation Date shall remain in full  force
and effect until the Effective Date.  The Confirmation
Order   shall  provide  that  the  distributions   and
transfers of property to be made pursuant to the terms
of  the  Plan  are made free and clear of  all  Claims
(except  as  otherwise provided in, and  governed  by,
the  Plan) and that upon the confirmation of the  Plan
(except as otherwise provided in, and governed by, the
Plan)  all  holders of Claims and Interests  shall  be
permanently  enjoined  from, and  restrained  against,
commencing   or   continuing  any  suit,   action   or
proceeding  or  asserting against  either  Reorganized
Debtor or its assets any Claim, interest or cause of action based upon any Claim or Interest that arose or existed before the Confirmation Date.

           M.    Waiver  and Rescissions.   Except  as
otherwise provided in, , and governed by, the Plan  or
in   the   Confirmation  Order,  the  entry   of   the
Confirmation Order by the Bankruptcy Court shall operate as a waiver of all defaults and events of default and any accelerations that have been declared or occurred with respect to any such events of default through the Effective Date.

           N.    Corporate  Action.  On the  Effective
Date,  all actions contemplated by the Plan  shall  be
authorized  and approved in all respects  (subject  to
the   provisions  of  the  Plan),  including,  without
limitation,  the following: (1) the adoption  and  the
filing  with  the Secretary of State of the  State  of
Delaware  of  the  Amended  Holding  Charter  and  the
Amended   Homeland  Charter;  (2)  the   issuance   by
Reorganized  Holding of the New Common Stock  and  New
Warrants; (3) the issuance by the Reorganized  Company
of  the New Notes; and (4) the execution, the delivery
and  the performance of the New Credit Agreement,  the
New   Indenture,   the  New  Warrant  Agreement,   the
Registration  Rights Agreements,  the  Modified  Union
Agreements  and all documents and agreements  relating
to   any  of  the foregoing. All matters provided  for
under  the  Plan involving the corporate structure  of
the   Debtors  and/or  the  Reorganized   Debtors   in
connection  with  the  Plan and any  corporate  action
required by the Debtors and/or the Reorganized Debtors
in  connection with the Plan shall be deemed  to  have
occurred  and shall be in effect pursuant  to  Section
303  of  the Delaware General Corporation Law and  the
Bankruptcy  Code, without any requirement  of  further
action  by  the shareholders or the directors  of  the
Debtors  and/or  the  Reorganized  Debtor.    On   the
Effective  Date,  the  appropriate  officers  of   the
relevant   Reorganized  Debtors  are  authorized   and
directed to execute and to deliver the agreements, documents and instruments contemplated by the Plan, the Plan Supplement and the Disclosure Statement in the name and on behalf of such Reorganized Debtor.

           O.   Further Actions.   The Debtors and the
Reorganized Debtors may make and may cause their respective officers to make such other filings, to execute and to deliver such other documents and instruments and take such other actions as may be appropriate or advisable in connection with the Plan and the transactions contemplated by the Plan and as are not inconsistent with the Plan.

                           ARTICLE V

            EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     A.        Assumption.  All executory contracts and
unexpired  leases  shall  be  deemed  assumed  by  the
relevant Debtor pursuant to Section 1123(b)(2) of  the
Bankruptcy  Code unless expressly rejected or  subject
to  a motion by such Debtor to reject them filed on or
prior to 4:30 p.m., Wilmington, Delaware time, on July
10,  1996.   All  cure payments that may  be  required
under Section 365(b)(1) of the Bankruptcy Code in connection with such assumption shall be made on the Effective Date.

                In  the  event of a dispute concerning
(1) the amount of any cure payment, (2) the ability of the relevant Debtor to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the executory contract or the unexpired lease to be assumed or (3) any other matter pertaining to the assumption of an executory contract or an unexpired lease, such Debtor shall make such cure payment or provide such assurance, as required, in accordance with Final Orders of the Bankruptcy Court.

                 To   the  extent  that  the  personal
property lease of Homeland with Sanwa Business Credit,
Inc.  is  rejected, Homeland shall return the personal
property  covered  thereby to  Sanwa  Business  Credit
Corporation. within 60 days of the date on  which  the
order  approving such rejection is entered.   Homeland
shall timely perform all of its obligations under the personal property lease which first arise from and after 60 days after the Petition Date in accordance with Section 365 of the Bankruptcy Code and, on the Effective Date, shall pay the Administrative Claim
(based on the amounts owed under the personal property lease) of Sanwa Business Credit Corporation for the period from the Filing Date to the date on which Homeland resumes performance of its obligations under
Section 365 of the Bankruptcy Code.

     B.         Rejection.  An Allowed Claim under  an
executory contract or an unexpired lease that has been rejected, if any, shall constitute a Class 4 Claim, if secured, or a Class 5 Claim, if unsecured. Any proof of Claim with respect to Claims arising from the rejection of an executory contract or an unexpired lease must be filed with the Bankruptcy Court within 30 days after the rejection by the relevant Debtor of such contract or such lease.

     C.          Indemnification   Obligations.    The
obligations  of  the  Debtors to indemnify  (1)  their
respective  present and former directors and  officers
against  any obligations pursuant to their certificate
of   incorporation,  by-laws,  applicable  state  law,
specific   agreements  or  any  combination   of   the
foregoing   and   (2)   the  Indemnitees   under   the
Indemnification     Agreements,     shall      survive
Confirmation, remain unaffected thereby, and not be discharged, irrespective of whether indemnification is owed in connection with an event occurring before, on or after the Filing Date.

                           ARTICLE VI

                         DISTRIBUTIONS

      A.   Distributions. The Distribution Agent shall
be  responsible  for making all of  the  distributions
required  to be made by the Reorganized Debtors  under
the  Plan.   All costs and expenses in connection with
such distributions, including, without limitation, the fees and the expenses, if any, of the Distribution
Agent, shall be borne by the Reorganized Debtor required to make such distributions.

            Neither  a  Reorganized  Debtor  nor   the
Distribution Agent  shall be required to  provide  any
bond   in   connection  with   the   making   of   any
distributions pursuant to the Plan.

      B.    Date  of  Distribution.  The  Distribution
Agent  shall  make each required distribution  by  the
date   stated  in  the  Plan  with  respect  to   such
distribution. Any distribution required to be made on the Effective Date or the date on which a Claim becomes an Allowed Claim shall be deemed to be made on such date if made as soon as practicable after such date and, in any event, within 30 days after such date.

       C.     Undeliverable   Distributions.    If   a
distribution is returned to the Distribution Agent  as
undeliverable, the Distribution Agent shall hold  such
distribution  and shall not be required  to  take  any
further  action  with respect to the delivery  of  the
distribution unless and until the earlier of  (1)  the
date  on which the Distribution Agent  is notified  in
writing  of  the then current address  of  the  holder
entitled to receive the distribution and (2) the  date
on  which  the  distribution reverts to a  Reorganized
Debtor   in   accordance  with  the  Plan.    If   the
Distribution Agent is notified in writing of the  then
current  address of the holder prior to date on  which
the  distribution reverts to a Reorganized Debtor, the
Distribution   Agent   shall   promptly    make    the
distribution required by the Plan to the holder at the then current address.

          The Distribution Agent shall not be entitled to vote any securities which the Distribution Agent holds as undeliverable.

      D.    Surrender and Cancellation of Instruments.
As  a condition to receiving any distribution pursuant
to  the  Plan,  each  holder of  an  Old  Note,  share
certificate, or other instrument evidencing a Claim or
Interest  (other  than certificates  representing  the
Homeland Common Stock or the Old Warrants) as  of  the
Record  Date  must  surrender  such  Old  Note,  share
certificate  or  other instrument to the  Distribution
Agent  or  deliver to the Reorganized Debtors  or  the
Distribution  Agent, as the case may be, an  affidavit
of   loss   and  indemnity  (in  form  and   substance
satisfactory  to  the  Reorganized  Debtors),  in  all
cases,  in  proper form for transfer.   In  accordance
with  the provisions of Section 1143 of the Bankruptcy
Code, any holders of such Claims or Interests as of such Record Date that fail to surrender such Old
Notes, share certificates or other instruments within five years from the Confirmation shall be deemed to have forfeited all rights, Claims and Interests and shall not participate in any distribution under the Plan.

           On  the  Effective Date, (1) all  such  Old
Notes,  share certificates or other instruments  shall
be  canceled  and (2) the Company's obligations  under
such   Old   Notes,  share  certificates   and   other
instruments  (together with, in the case  of  the  Old
Notes, the Old Indenture and the other agreements governing such Old Notes) shall be discharged.

           On  the  Effective Date, the lien  and  the
security  interest  of  the Old  Trustee  in  the  Old
Indenture  collateral shall be released  and  the  Old
Trustee  shall be authorized and directed  to  release
any  collateral  or  other  property  of  the  Debtors
(including  without limitation, any  cash  collateral)
held  by  the Old Trustee and to take such actions  as
may  be  requested  by  the  Reorganized  Debtors   to
evidence  the  release of such liens and the  security
interests,   including,   without   limitation,    the
execution, the delivery and the filing and/or the recording of such releases as may be requested by the Reorganized Debtors.

      E. Manner of Payment. At the option of the Reorganized Debtors, distributions may be made in cash, by wire transfer or by a check drawn on a money center bank. Distributions of New Securities shall be made by the issuance and, in the case of the New
Notes, the authentication of such New Notes.

      F.   Fractional Shares.  No fractional shares of
New Common Stock shall be issued under the Plan. Each holder otherwise entitled to an amount of the New
Common Stock that includes fractional amounts shall receive either one whole share (if such fraction is equal to, or greater than, one-half) or no share (if such fraction is less than one-half) in lieu of fractional amount.

           No New Warrants to purchase fractional shares of New Common Stock shall be issued under the Plan. Each holder otherwise entitled to a New Warrant that includes fractional amounts of New Common Stock shall receive a New Warrant that has been rounded down to the next whole number of shares (if such fraction is less than one-half) or rounded up to the next whole number of shares (if such fraction is equal to, or greater than, one-half).

      G.    Compliance  with  Tax  Requirements.   The
Reorganized Debtors shall comply with all withholding and reporting requirements imposed by federal, state or local taxing authorities in connection with making distributions pursuant to the Plan.

           In  connection with each distribution  with
respect  to which the filing of an information  return
(such  as  an  Internal Revenue Service Form  1099  or
1042)  and/or withholding is required, the Reorganized
Debtors  shall file such information return  with  the
Internal  Revenue  Service and  provide  any  required
statements  in connection therewith to the  recipients
of   such   distribution,  and/or  effect   any   such
withholding and deposit all moneys so withheld to  the
extent  required by law.  With respect to  any  Person
from  whom a tax identification number, certified  tax
identification   number  or  other   tax   information
required  by  law to avoid withholding  has  not  been
received   by   the   Reorganized  Debtors   (or   the
Distribution Agent), the Reorganized Debtors  may,  at
their  sole  option, withhold the amount required  and
distribute  the balance to such Person or  decline  to
make  such  distribution  until  the  information   is
received; provided, however, the Reorganized Debtors shall not be obligated to liquidate New Securities to perform such withholding.

      H.    Allocation Between Principal and Interest.
The consideration paid to holders of Old Notes shall be allocated first to accrued but unpaid interest and next to principal on the Old Notes.

      I.    Distribution of Unclaimed Property. If any
Person  entitled  to receive cash  or  New  Securities
pursuant  to the Plan does not present itself  on  the
Effective  Date or on such other date  on  which  such
Person becomes eligible for distribution of such  cash
or  securities, such cash or New Securities  shall  be
set  aside  and  (in  the case  of  cash)  held  in  a
segregated  interest-bearing fund to be maintained  by
the  Distribution  Agent.   If  such  Person  presents
itself  within  five years following the  Confirmation
Date, such cash or New Securities, together with any interest or dividends earned thereupon, shall be paid or distributed to such Person. If such Person does not present itself within five years following the Confirmation Date, any such cash or securities and accrued interest or dividends thereon shall become the property of, and shall be released to, the relevant
Reorganized Debtor. Nothing contained in the Plan shall require the Reorganized Debtors to attempt to locate such Persons.

      J.   Setoff. Each Reorganized Debtor may, but is
not  be required to, setoff against any Claim and  the
payment to be made pursuant to the Plan in respect  of
such  Claim,  any  Claims  of  any  nature  which  the
Reorganized Debtor may not have against the holder  of
such  Claim.   Neither the failure  by  a  Reorganized
Debtor to effect such a setoff nor the allowance of any Claim shall constitute a waiver or a release of any Claim which the Reorganized Debtors may have against the holder of a Claim.

      K.   Record Date.  Only holders of Old Notes and
Old  Common  Stock  as  of the  Record  Date  will  be
entitled to receive distributions under the Plan.   As
of  the close of business on the Record Date, the  Old
Note   and   Old  Common  Stock  transfer  ledger   as
maintained by, or on behalf of, the Debtors shall be closed and the Reorganized Debtors and the Old Trustee shall have no obligation to recognize any transfer of the Old Common Stock or the Old Notes occurring thereafter.

                          ARTICLE VII

         PROCEDURES FOR RESOLVING CLAIMS AND INTERESTS

     A.   Bar Dates for Claims Generally.  Each holder
of  a Claim (other than an Administrative Claim) shall
file,  or shall have filed, a proof of Claim with  the
Bankruptcy  Court (1) no later than July 1,  1996,  or
(2),  to  the extent such holders were not subject  to
such  bar date, (a) within 30 days after the Effective
Date  or  (b) by such other date as may be established
by the Bankruptcy Court.  Any holder who does not file
a  proof  of  Claim within the applicable time  period
shall  be  forever  barred from asserting  its   Claim
unless, and to the extent such Claim is listed by the Debtors in their respective Schedules as liquidated in amount, not disputed and not contingent.

      B.    Bar Dates for Administrative Claims.   All
requests for payment of Administrative Claims shall be filed with the Bankruptcy Court in the following manner:

          1.   Fee Claims.  Each holder of a Fee Claim
shall be entitled to file an application for allowance
of  final  compensation and reimbursement of  expenses
for services rendered on or before the Effective Date.
All  applications in respect of such Fee Claims  shall
be  filed  not later than 45 days after the  Effective
Date.   If  a holder of a Fee Claim fails to  file  an
application with respect to its Fee Claim within such 45-day period, such holder shall be forever barred from asserting its Fee Claim.

          2.   Other Administrative Claims.  Except as
otherwise provided by Article III(A), all requests for
payment  of  Administrative  Claims,  other  than  Fee
Claims and Administrative Claims incurred and paid  in
ordinary  course,  must be filed with  the  Bankruptcy
Court  within 30 days after the Effective  Date.   Any
holder  of such an Administrative Claim that does  not
file a request for payment within such a 30-day period
shall   be   forever   barred   from   asserting   its
Administrative Claim.

     C.   Prosecution of Objections.  Each Reorganized
Debtor and any other party in interest shall have  the
authority  (1)  to  object  to  Claims  against,   and
Interests in, such Reorganized Debtor, and (2) to litigate any Claim or any Interest to Final Order, to settle or to compromise any Claim or any Interest or to withdraw any objection to any Claim or any Interest
(other than a Claim or an Interest that is deemed to be allowed pursuant to the Plan or a Final Order).

           Unless another date is established  by  the
Bankruptcy Court or the Plan, any objection to a Claim
or  an  Interest  shall be filed with  the  Bankruptcy
Court  and  served  on the holder  of  such  Claim  or
Interest  within 90 days after the later  of  (1)  the
Effective  Date and (2) in the case of  a  Claim,  the
date that a proof of Claim with respect to such  Claim
is  filed  or  is deemed to have been filed  with  the
Bankruptcy  Court.   The relevant  Reorganized  Debtor
shall have the right to petition the Bankruptcy Court for an extension of such date if a complete review of such Claim or Interest cannot be completed by such date.

           Except  as  otherwise provided  by  Section
III(A), any objection to a Fee Claim shall be filed within the later of (1) 60 days after the Effective
Date and (2) 30 days after the date on which the application is filed with respect to such Fee Claim.
If no objection has been filed to a Claim or an Interest (other than a Fee Claim which shall be allowed only by order of the Bankruptcy Court) within the applicable period, the Claim or the Interest shall be treated as an Allowed Claim or an Allowed Interest, as the case may be, to the extent that the Claim or the Interest has not been previously allowed or disallowed by the Bankruptcy Court.

      D.    Treatment of Disputed Claims and  Disputed
Interests.   Disputed  Claims and  Disputed  Interests
shall be treated in the following manner:

           1.   No Distribution Pending Allowance.  If
any portion of a Claim is a Disputed Claim, no payment
or  distribution provided under the Plan shall be made
on  account  of the portion of such Claim  that  is  a
Disputed  Claim  unless and until such Disputed  Claim
becomes   an   Allowed  Claim  but  the   payment   or
distribution provided for under the Plan shall be made on account of the portion of such Claim that is an Allowed Claim.

            2.    Disputed  Class  5  Claims  Reserve.
Notwithstanding anything else to the contrary in  this
Article VII(D), on the Effective Date, the Reorganized
Debtors shall deposit into the Disputed Class 5 Claims
Reserve, the New Common Stock that would otherwise have been distributed to holders of Disputed Claims which, if allowed on the Effective Date, would have been Class 5 Claims (each, a "Disputed Class 5 Claim") in accordance with the Plan as if such Disputed Class
5 Claims were Allowed Claims. No interest or other amounts shall accrue on New Common Stock held in the Disputed Class 5 Claims Reserve. In calculating the amount to be held in the Disputed Class 5 Claims
Reserve, the Reorganized Debtors shall (a) treat all liquidated Disputed Class 5 Claims as if allowed in full and (b) make a good faith estimate of the amounts, if any, likely to be allowed in respect of contingent or unliquidated Class 5 Claims. If, and to the extent, any such Disputed Class 5 Claim becomes an Allowed Claim, the property so reserved for the creditor holding such Claim shall be distributed to such creditor within thirty days of the date that such Disputed Class 5 claim becomes an Allowed Claim.

          In the event that, after the Effective Date,
a  Disputed Claim is disallowed in whole or  in  part,
the  relevant Reorganized Debtor shall distribute  (or
cause  the  Distribution  Agent  to  distribute)   the
property held in reserve for the disallowed portion of
such  Disputed  Class  5 Claim as  follows:  (a)  such
property  shall be distributed to holders  of  Allowed
Class  5 Claims; (b) such distribution shall be  based
on  the  applicable Ratable Share of each such holder,
as  adjusted to take into account the disallowance  or
the   allowance  of  all  Disputed  Claims  since  the
Effective  Date;  and (c) such distribution  shall  be
made on December 31, 1996, and on June 30 and December
31   of  each  following  year  (each  such  date,   a
"Distribution Date"), to the extent a Disputed Class 5 claim has been disallowed in whole or in part since the Effective Date or the last Distribution Date, as the case may be, until the earlier of (i) the date on which all Disputed Class 5 Claims have been resolved and (ii) less than 5,000 shares of New Common Stock are on deposit in the Disputed Class 5 Claims Reserve.
If, at any time after the Effective Date, the number of shares of New Common Stock held in the Disputed
Class 5 Claims Reserve is less than 5,000, the remaining shares of Common Stock held in such reserve shall, at the option of the Reorganized Debtors, be canceled or treated as treasury stock.

           3.    No  Other Reserves.  The  Reorganized
Debtors  shall not be required to establish a  reserve
with  respect  to  any class of   Disputed  Claims  or
Disputed   Interests  other  than   Class  5  Disputed
Claims.

           4.    Method of Resolution - General.  Each
Disputed  Claim  (other than a  Disputed  Claim  which
involves   a  personal  injury,  property  damage   or
wrongful death claim) and each Disputed Interest shall be resolved by the Bankruptcy Court.

           5.   Method of Resolution - Personal Injury
and   Wrongful  Death  Claims.   Each  Disputed  Claim
involving  a  personal  injury,  property  damage   or
wrongful  death  claim  shall  be  resolved   in   the
following manner:

                a.   Information Assembly.  Within  30
days   after   the   Effective  Date,   the   relevant
Reorganized Debtor shall mail to each holder of such a
Disputed  Claim  a  form prepared by such  Reorganized
Debtor,   requesting   such   information   as    such
Reorganized Debtor believes is necessary to evaluate such Disputed Claim.

               No later than 30 days after each holder
of  such  a  Disputed Claim receives  such  form,  the
holder  shall  return  the  completed  form  to   such
Reorganized  Debtor  and any Insurer  on  such  Claim.
The  completed form must be signed, under  penalty  of
perjury,  by  the holder and the holder's counsel,  if
any,   and  the  signature  of  the  holder  must   be
notarized.    Each  form  must  have   the   following
documentation attached to such form:

                     (i)   For  personal injuries  and
wrongful  death  claims: (A)  copies  of  all  medical
bills,  (B) copies of all medical reports, (C)  copies
of  all  expert reports, (D) copies of all tax returns
for the last five years, (E) copies of all x-rays, (F)
copies   of  all  MRI's,  (G)  copies  of   all   wage
statements, W-2 forms, W-4 forms, and 1099  forms  for
the past five years, (H) copies of all pictures of any
accident  scene,  (I) an executed SSA-7004-SM,  Social
Security  Administration  Request  for  Earnings   and
Benefit  Statement, designating a Person specified  by
such  Reorganized Debtor as addressee, (J) an executed
IRS  4506 Form, Request for Copy of Transcript of  Tax
Form,   designating   a  Person  specified   by   such
Reorganized Debtor as the recipient of the documents, and (K), in the case of wrongful death claims, copies of all autopsy reports.

                     (ii)  For property damage claims,
(A) copies of all repair invoices and records and (B) copies of all expert reports.

If the form is not returned in accordance herewith within the required 30-day period, the Disputed Claim shall be deemed disallowed.

           Within 90 days from the date on which such Reorganized Debtor and the Insurer, if any, receive a form returned in accordance herewith, such Reorganized
Debtor or, if there is an Insurer, the Insurer shall:

                     (i)  offer to settle the Disputed
Claim;

                    (ii) deny the Disputed  Claim; or

                      (iii)       request   additional
information  from  the holder of the  Disputed  Claim,
including,  without  limitation, for  personal  injury
claims,   submission   to   an   independent   medical
examination.

           If an offer of settlement is made, the holder must accept or reject the offer of settlement within 30 days after the offer of settlement is made.
If the offer of settlement is not accepted or rejected within such 30-day period, the Disputed Claim shall be deemed disallowed. If the holder accepts the offer of settlement, the Disputed Claim shall be deemed allowed on the date on which such Reorganized Debtor or the Insurer, as the case may be, receives notice of such acceptance.

           If additional information is requested, the
holder must provide such additional information within
30  days  of  the  request.  If the  holder  fails  to
provide such additional information within such 30-day
period, the Disputed Claim shall be deemed disallowed.
If  the  requested additional information is  provided
within  such  30-day  time  period,  such  Reorganized
Debtor   or, if there is an Insurer, the Insurer  must
make an offer of settlement or deny a Disputed Claim within 90 days after it receives such additional information.

           If a holder of a Disputed Claim rejects  an
offer of settlement within 30 days after the offer  of
settlement  is made or the Disputed Claim  is  denied,
the  holder  shall notify such Reorganized Debtor  and
the Insurer, if any, that mediation is requested.   If
a  holder  fails  to request mediation,  the  Disputed
Claim shall be deemed disallowed.

                b.    Mediation.  Each  such  Disputed
Claim  for  which  mediation  is  requested  shall  be
submitted to mediation by a mediator assigned  by  the
Bankruptcy Court.  Such mediator shall work  with  all
Persons  involved, including, without limitation,  any
Insurer,   to   negotiate   a  mutually   satisfactory
resolution with respect to the Disputed Claim.  Within
30  days of the date on which a mediator is appointed,
the mediator shall schedule a mediation conference  in
Oklahoma  City, Oklahoma at which all Persons involved
shall   either  (i)  appear  personally  or  (ii)   be
represented  by a Person authorized to  enter  into  a
binding   settlement  agreement  on  behalf  of   such
involved  Person.  The mediator shall give  each  such
involved Person at least 10 days prior written  notice
of the date, the time and the place of the conference.
If  any  Person  which  has received  notice  of  such
mediation    (or   his,   her   or   its    designated
representative)  fails  to appear  at  such  mediation
conference,   any  other  Person  may   petition   the
Bankruptcy Court for an award of costs, including, without limitation, reasonable attorneys' fees against the non-attending Person. In addition, if the holder or the holder's counsel, if any, fails to attend, the Disputed Claim shall be deemed disallowed.

            At   the   conclusion  of  the   mediation
conference,    each   Person   (or   its    designated
representative) shall sign before the mediator a statement to the effect that (i) the Disputed Claim has been resolved by mutual agreement (subject to approval of the Bankruptcy Court) and the basis of such resolution, (ii) that the Disputed Claim shall be submitted to binding arbitration or (iii) that the Disputed Claim shall proceed before the District
Court.

                c.   Arbitration.  If a Disputed Claim
is  submitted  to  binding arbitration,  the  Disputed
Claim   shall   be  resolved  by  binding  arbitration
conducted    in   accordance   with   the   Commercial
Arbitration   Rules   of   the  American   Arbitration
Association.   No Person involved in such  arbitration
shall  be  permitted  to appeal any  award  except  as
expressly  permitted  by Section  10  of  the  Federal
Arbitration  Act, as amended, and there  shall  be  no
right   to   a  de  novo  trial  subsequent   to   the
arbitration.

                 d.   Trial.  Upon compliance with the
procedures  set  forth in this Article VII(D)(5),  the
holder  of  a  Disputed Claim subject to this  Article
VII(D)(5) shall have the right to pursue such Disputed
Claim  in a federal district court in accordance  with
28  U.S.C.  157(b)(5) and the Federal Rules  of  Civil
Procedure.   Any case filed prior to the  Filing  Date
shall be transferred from the forum in which it is pending to the District Court and, regardless of whether a case has been filed prior to the Filing
Date, the District Court shall transfer the case to the federal district court for the district in which the Disputed Claim arose. The Disputed Claim shall be prosecuted in the federal district court to which it is transferred by the District Court.

                          ARTICLE VIII

        CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

           Conditions to Consummation. The Plan shall not become effective unless and until each of the following conditions have been satisfied or have been waived in accordance with this Article VIII:

           A.    Entry of the Confirmation Order.  The
Plan shall have been confirmed by the Bankruptcy Court
and   the  Confirmation  Order  shall  not  have  been
vacated, reversed or stayed.

           B.    New Credit Agreement.  The New Credit
Agreement  shall  have  been  entered  into  and   all
conditions to the effectiveness thereof shall have been satisfied or waived by the lenders as required thereunder.

          C.   Other Agreements.  All other agreements
contemplated  by,  or entered into  pursuant  to,  the
Plan,   including,   without  limitation,   the   Plan
Documents,  shall have been duly and validly  executed
and   delivered  by  the  parties  thereto   and   all
conditions to their effectiveness shall have been satisfied or waived.

           The Reorganized Debtors may waive at any time, without notice, leave or order of the Bankruptcy
Court, and without any formal action other than proceeding to consummate the Plan, any condition precedent to consummation and effectiveness of the Plan; provided, however, that the Debtors may not waive the condition precedent specified in Article
VIII(C) insofar as it relates to the execution, delivery and effectiveness of the New Indenture and the Noteholder Registration Rights Agreement without the consent of the Noteholders' Committee.

                           ARTICLE IX

     CONFIRMABILITY AND SEVERABILITY OF A PLAN AND CRAMDOWN

           If  all of the applicable requirements  for
confirmation  of  the Plan are met  as  set  forth  in
Section   1129(a)  of  the  Bankruptcy   Code   except
paragraph  (8)  thereof, the  Debtors  may,  at  their
option,  amend  the Plan as necessary to  request  the
Bankruptcy  Court  to  confirm the  Plan  pursuant  to
Section    1129(b)    of    the    Bankruptcy    Code,
notwithstanding the requirements of paragraph  (8)  of
Section 1129(a) of the Bankruptcy Code, provided  that
the  Plan,  as  so amended, is fair and equitable  and
does  not  discriminate unfairly with respect  to  any
impaired  Class or Classes that have not accepted  the
Plan.     The right of the Debtors to modify the  Plan
under this Article IX does not limit the ability of the Debtors to modify the Plan under Article XII(A).

                           ARTICLE X

            EFFECTS OF THE CONFIRMATION OF THE PLAN


      A. Binding Effect. The provisions of the Plan shall bind all holders of Claims and Interests, whether or not any such holder has accepted the Plan.

      B. Discharge. Except as otherwise expressly provided herein, the confirmation of the Plan shall, provided the Effective Date shall have occurred, discharge all Claims and Interests to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the fullest extent authorized or provided for by Section 524 of the Bankruptcy Code.

      C.    Vesting of Assets; Reservation of  Claims.
Except as expressly provided in, and governed by,  the
Plan or the Confirmation Order, on the Effective Date,
the  assets and property of each Debtor's Estate shall
vest in the relevant Reorganized Debtor free and clear
of   all  Claims,  liens,  encumbrances,  charges  and
interests.  Except as provided in the Estate  Release,
all  causes of action arising under Chapter 5  of  the
Bankruptcy Code (other than fraudulent conveyance  and
preference claims, if any, of the Debtors against  the
holders  of  the Old Notes), all Claims against  third
parties, and all other causes of action against  third
parties,  and  all other causes of action  and  rights
belonging  to  or in favor of the Debtors,  including,
without  limitation, under Section 502,  Section  544,
Section 545, Section 547, Section 548 and Section  549
of  the  Bankruptcy  Code, are  hereby  preserved  and
retained  for  assertion  and enforcement  solely  and
exclusively  by,  and  in  the  discretion   of,   the
Reorganized  Debtors and shall revest in the  relevant
Reorganized Debtor on the Effective Date.

      D.    Injunction.  Except as otherwise expressly
provided  in, and governed by, the Plan, the entry  of
the   Confirmation  Order  shall,  provided  that  the
Effective Date shall have occurred, permanently enjoin all Persons that have held, currently hold or may hold a Claim, or other debt or liability that is discharged pursuant to the Plan or who have held, currently hold or may hold an Interest that is terminated pursuant to the Plan from taking any of the following actions in respect of such discharged Claim, debt or liability or such terminated Interest:

           (1)    commencing, conducting or continuing
in any manner, directly or indirectly, any suit, action or other proceeding of any kind against the Reorganized Debtors or the property of the Reorganized
Debtors;

             (2)    enforcing,   levying,   attaching,
collecting or recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree or order against the Reorganized Debtors or the property of the Reorganized Debtors;

           (3)   creating, perfecting or enforcing  in
any manner, directly or indirectly, any lien or any security interest of any kind against the Reorganized
Debtors or the property of the Reorganized Debtors;

            (4)    asserting   a  setoff,   right   of
subrogation or recoupment of any kind, directly or indirectly, against any debt, liability or obligation due to the Reorganized Debtors or the property of the Debtors; or

           (5)  commencing or continuing any action in
any manner or in any place that does not comply with, or is inconsistent with, the Plan.

           Notwithstanding anything else contained  in
the  Plan,  to  the  extent that a Reorganized  Debtor
makes a claim for refund against the Texas Comptroller
of  Public  Accounts  for  the  period  prior  to  the
Confirmation  Date,  the Texas Comptroller  of  Public
Accounts  shall be permitted to assert any  setoff  or
recoupment   in   accordance  with   applicable   non-
bankruptcy law.

      E. Insured Claims. Confirmation of the Plan shall not discharge the duty of any Insurer under any contract of insurance to continue to provide coverage to all parties covered under the contract of insurance in accordance with the terms and subject to the conditions of the contract of insurance.

                           ARTICLE XI

                   RETENTION OF JURISDICTION

           Notwithstanding  entry of the  Confirmation
Order  or  the  Effective Date  having  occurred,  the
Bankruptcy  Court shall retain jurisdiction  over  the
Cases  and  any proceedings arising from, or  relating
to,   the  Cases  pursuant  to  Section  1142  of  the
Bankruptcy Code and Section 1334 of Title  28  of  the
United States Code to the fullest extent permitted  by
the  Bankruptcy  Code  and any other  applicable  law,
including, without limitation, such jurisdiction as is
necessary to ensure that the purpose and the intent of
the  Plan  are  carried  out.   Without  limiting  the
generality of the foregoing, the Bankruptcy Court shall retain the following jurisdiction:

        A.      Executory    Contract     and    Lease
Determinations.  The Bankruptcy Court shall retain the
jurisdiction  to  hear  and to determine  any  motions
pending  before the Bankruptcy Court on the  Effective
Date  to  reject any executory contract  or  unexpired
lease to which a Debtor is a party or with respect  to
which  a  Debtor  may be liable and to  hear  and   to
determine   the  allowance  of   any  Claim  resulting
therefrom.

      B.    Pending Motions and Adversary Proceedings.
The Bankruptcy Court shall retain the jurisdiction to determine any adversary proceedings, applications, contested matters and other litigated matters that are pending on the Effective Date or that may be commenced thereafter as provided in the Plan.

      C. Distributions. The Bankruptcy Court shall retain the jurisdiction to ensure that distributions to the holders of Allowed Claims and Allowed Interests are accomplished as provided in the Plan.

      D. Claim Determinations. The Bankruptcy Court shall retain the jurisdiction to hear and determine objections to, or requests for estimation of, Claims, including, without limitation, any objections to the classification of any Claim, in whole or in part.

      E. Stay Matters. The Bankruptcy Court shall retain the jurisdiction to enter and to implement such orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, revoked, modified or vacated.

     F. Support of Plan. The Bankruptcy Court shall retain the jurisdiction to issue appropriate orders in aid of the execution of the Plan and to enforce the Confirmation Order and/or the discharge, or the effect of the discharge, provided to the Reorganized Debtors.

      G.    Modifications. The Bankruptcy Court  shall
retain  the jurisdiction to hear and to determine  any
applications to modify the Plan, to cure any defect or
any  omission in any order of the Bankruptcy Court  or
in   the  Plan,  including,  without  limitation,  the
Confirmation    Order,    and   to    reconcile    any
inconsistency  in any order entered by the  Bankruptcy
Court and the Plan, including, without limitation, the Confirmation Order.

       H.   Compensation  and Expense  Determinations.
The Bankruptcy Court shall retain the jurisdiction  to
hear   and   to   determine   any   applications   for
compensation   and  reimbursement   of   expenses   of
professionals  and  members of any Official  Committee
(and,  if applicable, the Unofficial Committee)  under
Section 330, Section 331, Section 503(b), Section 1103 and/or Section 1129(a)(4) of the Bankruptcy Code.

     I.   Resolution of Controversies.  The Bankruptcy
Court shall retain the jurisdiction to hear and to determine resolve any disputes arising in connection with the interpretation, the implementation or the enforcement of the Plan.

      J.   Other Plan-Related Matters.  The Bankruptcy
Court shall retain the jurisdiction to hear and to determine other issues presented by, arising under, or related to, the Plan and other matters related to the Plan and not inconsistent with the Bankruptcy Code.

      K. Final Decree. The Bankruptcy Court shall retain the jurisdiction to enter a final decree closing the Cases.

      L. Recovery of Assets. The Bankruptcy Court shall retain the jurisdiction to enter such orders as may be appropriate in connection with the recovery of the assets of the Debtors and the Estates wherever located.

      M.    Tax Related Matters.  The Bankruptcy Court
shall retain the jurisdiction to hear and to determine
any  motions or contested matters involving taxes, tax
refunds,  tax attributes and tax benefits and  similar
or related matters with respect to the Debtors arising
prior  to  the  Effective  Date  or  relating  to  the
administration   of  the  Cases,  including,   without
limitation, matters involving federal, state and local taxes in accordance with Section 346, Section 505 and
Section 1146 of the Bankruptcy Code.

      N. Other Determinations. The Bankruptcy Court shall retain the jurisdiction to determine any other matter not inconsistent with the Bankruptcy Code.

                          ARTICLE XII

                    MISCELLANEOUS PROVISIONS

      A.   Modification of the Plan.  The Plan may  be
modified  at  any time or from time  to  time  by  the
Debtors before or after the Effective Date, whether or
not  the Plan has been substantially consummated, upon
such  notice  and  hearing and other  requirements  as
shall   be   required  by  the  Bankruptcy  Code   and
applicable law.

      B.    Revocation and Withdrawal  of  Plan.   The
Debtors reserve the right to revoke or to withdraw the
Plan at any time before the Confirmation Date.  If the
Debtors  revoke  or  withdraw the Plan  prior  to  the
Confirmation Date, or if the Confirmation Date or  the
Effective Date does not occur, then the Plan shall  be
deemed   null  and  void.   In  such  event,   nothing
contained herein or in the Disclosure Statement shall be deemed to constitute an admission of the validity, waiver or release of any Claims by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any proceeding involving the Debtors.

       C.     Exculpation.   Neither  the  Reorganized
Debtors,  the  Old Banks and the Agent,  any  Official
Committee, the Unofficial Committee, nor any of  their
respective members, officers, directors, shareholders,
employees,  agents,  attorneys, accountants  or  other
advisors,  shall  have or incur any liability  to  any
holder  of a Claim or Interest for any act or  failure
to  act  in  connection with, or arising out  of,  the
pursuit  of confirmation of the Plan, the consummation
of  the Plan or the administration of the Plan or  the
property to be distributed under the Plan, except  for
any  act  or  failure to act that constitutes  willful
misconduct or recklessness as determined pursuant to a
Final  Order,  and in all respects, such  Persons  (1)
shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan, and shall be fully protected from liability in acting or in refraining from action in accordance with such advice and (2) shall be fully protected from liability with respect to any act or failure to act that is approved or ratified by the Bankruptcy Court.

      D. Payment Dates. Whenever any payment to be made under the Plan is due on a day other than a Business Day, such payment shall instead be made, without interest, on the next following Business Day.

     E.   Payment of Statutory Fees.  All fees payable
pursuant  to  Section 1930 of Title 28 of  the  United
States  Code,  shall  be  paid  as  required  by   the
Bankruptcy Code.

       F.    Payment  of  Post-Petition  Interest   or
Attorney Fees. Unless otherwise expressly provided in the Plan, or allowed by order of the Bankruptcy Court, the Debtors shall not be required to pay any holder of a Claim any interest occurring on or after the Filing
Date, or any attorneys' fees, with respect to such Claim.

     G.   Section 1146 Exemption.  Pursuant to Section
1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by, the Plan or the revesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated by, the Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee.

     H.   Dissolution of Committees.  On the Effective
Date, each Official Committee shall automatically dissolve and all members of such committees shall be discharged from all rights and all duties arising from, or related to, the Cases.

      I.    Governing Law.  Except to the extent  that
the  Bankruptcy  Code  or  the  Bankruptcy  Rules  are
applicable,  the  Plan  shall  be  governed  by,   and
construed and interpreted in accordance with, the internal laws of the State of Delaware.

      J.    Notices.   After the Effective  Date,  any
notice  or  other  communication  to  the  Reorganized
Debtors required or permitted under the Plan shall be in writing and shall be hand delivered or sent by certified or registered mail, postage pre-paid, return receipt requested, as follows:

     Homeland Stores, Inc. or Homeland Holding Corporation
               2601 Northwest Expressway
             Oklahoma City, Oklahoma 73112
                    Attn: President
              Telephone:   (405)879-6600
                 Telecopy:  (405) 879-4605

                        with copies to:

          Crowe & Dunlevy, A Professional Corporation
                     1800 Mid-America Tower
                       20 North Broadway
             Oklahoma City, Oklahoma 73102
               Attn: Judy Hamilton Morse
                   Telephone: (405) 235-7700
                    Telecopy: (405) 239-6651

               Young, Conaway, Stargatt & Taylor
              Eleventh Floor, Rodney Square North
                    1100 North Market Street
                 Wilmington Trust Center 19801
                   Attn: James L. Patton, Jr.
                   Telephone: (302) 571-6600
                    Telecopy: (302) 571-1253

            Paul, Weiss, Rifkind, Wharton & Garrison
              1285 Avenue of the Americas
               New York, New York 10019
                 Attn: Robert D. Drain
               Telephone: (212) 373-3000
              Telecopier: (212) 757-3990

                     Hahn & Hessen, L.L.P.
                   Empire State Building
                   350 Fifth Avenue
               New York, New York 10118
               Attn: Jeffrey L. Schwartz
               Telephone: (212) 736-1000
              Telecopier: (212) 594-7167

                     Hughes & Luce, L.L.P,
                  1717 Main Street, Suite 2800
                      Dallas, Texas  75201
                      Attn:  David Weitman
                   Telephone:  (214) 939-5500
                   Telecopier: (214) 939-6100

           After  the  Effective Date, any  notice  or
other  communication to a holder  of  a  Claim  or  an
Interest required or permitted under the Plan shall be
hand  delivered  or  shall be  sent  by  certified  or
registered  mail,  postage pre-paid,   return  receipt
requested, to the holder at the address set forth on any proof of claim filed by the holder or, if the holder has not filed or been deemed to have filed a proof of claim, at the last known address of the holder as reflected by the records of the relevant
Reorganized Debtor.

            A   notice  or  other  communication  sent
pursuant to this Article XII(J) shall be deemed given and received upon delivery if hand delivered and three business days after deposited in the United States mail if sent by registered or certified mail.

      K. Successors and Assigns. The rights of any Person named or referred to in the Plan shall inure to the benefit of, and the obligations of any Person named or referred to in the Plan shall be binding on, any heir, executor, administrator, successor or assign of such Person.

      L.    Severability.   To  the  extent  that  any
provision of the Plan would, by its inclusion of the Plan, prevent or preclude the Bankruptcy Court from entering the Confirmation Order, the Bankruptcy Court, on the request of the Debtors, may modify or amend, or permit the Debtors to modify or amend such provision, in whole or in part as necessary to cure any defect or remove any impediment to the confirmation of the Plan existing by reason of such provision.

      M.    Objections  to Claims or  Interests.   The
failure by the Debtors to object to or examine any Claim or Interest for purposes of voting shall not be deemed a waiver of the Debtors' right to object to or re-examine such Claim or Interest, in whole or in part.








         [REST OF PAGE INTENTIONALLY OMITTED]




          Dated:  June 13, 1996.

                              HOMELAND STORES, INC.

                               By:        /s/ James A.Demme
                                   James A. Demme
                                   President and Chief Executive Officer

                                  HOMELAND HOLDING CORPORATION.

                               By:       /s/ James  A. Demme
                                   James A. Demme
                                   President and Chief Executive Officer


                                CROWE  &  DUNLEVY, A PROFESSIONAL CORPORATION

                                 By:        /s/   Judy Hamilton Morse
                                      Judy    Hamilton Morse, OBA #6450
                                      Kenni  B. Merritt, OBA #6147
                                      Roger A. Stong, OBA #11710
                                      William  H.  Hoch, OBA #15788

                              1800 Mid-America Tower
                              20 North Broadway
                              Oklahoma City, Oklahoma 73102
                             (405) 235-7700

                              COUNSEL TO HOMELAND STORES, INC. AND
                                    HOMELAND HOLDING CORPORATION

                              YOUNG, CONAWAY, STARGATT & TAYLOR

                               By:        /s/ James L. Patton, Jr.
                                    James  L.  Patton, Jr.

                                Rodney  Square  North, 11th Floor
                                Wilmington,   Delaware 19899
                                (302) 571-6600

                             LOCAL COUNSEL TO HOMELAND STORES, INC.
                                 AND  HOMELAND HOLDING CORPORATION
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